Exhibit 99.1

Pulmonx Reports First Quarter 2025 Financial Results

Redwood City, CA – April 30, 2025 – Pulmonx Corporation (Nasdaq: LUNG) (“Pulmonx” or the "Company"), a global leader in minimally invasive treatments for lung disease, today reported financial results for the first quarter of 2025 ended March 31, 2025.

Recent Highlights
•Achieved worldwide revenue of $22.5 million in the first quarter of 2025, a 20% increase over the same period last year and an increase of 21% on a constant currency basis
•Delivered $8.3 million in international revenue in the first quarter of 2025, representing 39% year-over-year growth and an increase of 43% on a constant currency basis
•Delivered $14.2 million in U.S. revenue in the first quarter of 2025, representing 11% year-over-year growth
•Realized gross margin of 73% in the first quarter of 2025
•Amended loan agreement with CIBC Innovation Banking to extend interest-only period through October 2027
•U.S. Department of Justice declined to intervene in case against Pulmonx and has concluded the civil investigative demand

“We are off to a strong start in 2025 as we continue to advance our Acquire, Test, and Treat strategy to broaden patient access to Zephyr Valves,” said Steve Williamson, President and Chief Executive Officer. “We delivered solid performance and early momentum from our commercial initiatives underscores the strength of our long-term growth strategy. With our focused execution plan, growing global presence, and continued innovation, we believe Pulmonx is well-positioned to deliver sustained growth and create long-term value for our shareholders.”

First Quarter 2025 Financial Results
Total worldwide revenue in the first quarter of 2025 was $22.5 million, a 20% increase from $18.9 million in the first quarter of 2024 and an increase of 21% on a constant currency basis. U.S. revenue was $14.2 million, a 11% increase from the first quarter of 2024. International revenue was $8.3 million, a 39% increase compared to the first quarter of 2024, and a 43% increase on a constant currency basis. The growth in revenue reflects continued commercial execution and global adoption of Zephyr Valve procedures.

Gross profit in the first quarter of 2025 was $16.3 million, compared to $14.1 million for the first quarter of 2024. Gross margin for the first quarter of 2025 was 73%, compared to 75% for the same period in 2024.

Operating expenses in the first quarter of 2025 were $30.9 million, compared to $28.6 million for the first quarter of 2024, representing an increase of 8%. The increase in operating expenses was primarily attributable to increased commercial investments.

Net loss in the first quarter of 2025 was $14.4 million, or $0.36 per share, compared to a net loss of $13.7 million, or $0.36 per share, for the same period in 2024.

Adjusted EBITDA loss in the first quarter of 2025 was $8.5 million compared to $8.0 million for the same period in 2024.

Cash, cash equivalents, and marketable securities totaled $88.7 million as of March 31, 2025.

2025 Financial Outlook
Pulmonx reaffirms full year 2025 revenue guidance to be in the range of $96 million to $98 million, anticipating growth generally in line with our prior expectations.

The Company expects gross margin for the full year 2025 to be approximately 74%.

Pulmonx continues to expect total operating expenses for the full year 2025 to fall within the range of $133 million to $135 million, inclusive of approximately $22 million of non-cash stock-based compensation.

The Company’s reaffirmed guidance does not currently reflect any potential impact from future tariffs or trade policy changes, or their effects on the global macroeconomic environment, including foreign currency fluctuations, which cannot be predicted at this time.

Webcast and Conference Call Details
Pulmonx will host a conference call today, April 30, 2025, at 1:30 p.m. PT / 4:30 p.m. ET to discuss its first quarter financial results. A live webcast of the conference call will be available on the Investor Relations section of the Company's website at https://investors.pulmonx.com/. The webcast will be archived on the website following the completion of the call.

Use of Non-GAAP Financial Measures
To supplement Pulmonx’s condensed consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, Pulmonx provides certain non-GAAP financial measures in this release as supplemental financial metrics. Non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results, may provide a more complete understanding of factors and trends affecting Pulmonx’s business.

Constant currency calculations show reported current period revenues as if the foreign exchange rates remain the same as those in effect in the comparable prior year period. Pulmonx uses results on a constant currency basis as one measure to evaluate its performance. Pulmonx calculates constant currency by calculating current-year results using foreign currency exchange rates from the applicable comparable period in the prior year. Pulmonx generally refers to such amounts calculated on a constant currency basis as excluding the impact of foreign exchange or being on a constant currency basis. Pulmonx believes the presentation of results on a constant currency basis in addition to reported results helps improve investors’ ability to understand its operating results and evaluate its performance in comparison to prior periods. Pulmonx generally uses constant currency to facilitate management's financial and operational decision-making, including evaluation of Pulmonx’s historical operating results.

The Company defines Adjusted EBITDA as earnings before interest income or expense, taxes, depreciation and amortization and stock-based compensation and may also exclude certain non-recurring, irregular or one-time items not reflective of our ongoing core business operations, such as impairment charges. Management believes in order to properly understand short-term and long-term financial trends, investors may wish to consider the impact of these excluded items in addition to GAAP measures. Further, management uses adjusted EBITDA for strategic and annual operating planning. We believe these non-GAAP financial measures are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance.

Reconciliation of these non-GAAP financial measures to the most comparable GAAP measures is set forth in the tables below.

The non-GAAP financial measures used by Pulmonx should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. Because non-GAAP financial measures exclude the effect of items that increase or decrease the company's reported results of operations, management strongly encourages investors to review, when they become available, the Company's consolidated financial statements and publicly filed reports in their entirety. The Company's definition of non-GAAP measures may differ from similarly titled measures used by others.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect our strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. These forward-looking statements include, but are not limited to, statements regarding our commercial strategy to grow the adoption of our Zephyr Valve treatment and expand our global treatable market, our expectations regarding the demand for Zephyr Valves, account activity and productivity, our possible or assumed future results of operations, including long-term outlook, descriptions of our revenues, total operating expenses, gross margin, profitability, guidance for full year 2025, commercial momentum, physician engagement and awareness of the benefits of the Zephyr Valve, the adoption by customers of our LungTraX Platform, and overall business strategy. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Pulmonx’s public filings with the Securities and Exchange Commission (“SEC”), including the Annual Report on Form 10-K filed with the SEC on February 25, 2025, available at www.sec.gov. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical fact are forward-looking statements. Except to the extent required by law, we undertake no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business.

About Pulmonx Corporation
Pulmonx Corporation (Nasdaq: LUNG) is a global leader in minimally invasive treatments for chronic obstructive pulmonary disease (COPD). Pulmonx’s Zephyr® Endobronchial Valve, Chartis® Pulmonary Assessment System, LungTraxTM Platform, and StratX® Lung Analysis Reports are designed to assess and treat patients with severe emphysema/COPD who despite medical management are still profoundly symptomatic. Pulmonx received FDA pre-market approval to commercialize the Zephyr Valve following its designation as a “breakthrough device.” The Zephyr Valve is commercially available in more than 25 countries, is included in global treatment guidelines and is widely considered a standard of care treatment option for improving breathing, activity and quality of life in patients with severe emphysema. For more information on the Zephyr Valves and the company, please visit www.Pulmonx.com.

Pulmonx®, AeriSeal®, Chartis®, StratX®, and Zephyr® are registered trademarks and LungTraXTM is a trademark of Pulmonx Corporation.

Investor Contact
Brian Johnston
Laine Morgan
Gilmartin Group
investors@pulmonx.com

Pulmonx Corporation
Consolidated Statements of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue	$22,538	$18,854
Cost of goods sold	6,196	4,776
Gross profit	16,342	14,078
Operating expenses
Research and development	4,756	4,210
Selling, general and administrative	26,149	24,404
Total operating expenses	30,905	28,614
Loss from operations	(14,563)	(14,536)
Interest income	864	1,441
Interest expense	(781)	(883)
Other income, net	167	415
Net loss before tax	(14,313)	(13,563)
Income tax expense	135	186
Net loss	$(14,448)	$(13,749)
Net loss per share attributable to common stockholders, basic and diluted	$(0.36)	$(0.36)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	39,954,658	38,636,029

Pulmonx Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$74,555	$70,905
Restricted cash	257	257
Short-term marketable securities	14,147	30,577
Accounts receivable, net	13,975	13,120
Inventory	16,809	16,915
Prepaid expenses and other current assets	4,196	4,474
Total current assets	123,939	136,248
Long-term inventory	1,376	1,681
Property and equipment, net	2,826	2,907
Goodwill	2,333	2,333
Right of use assets	18,682	18,545
Other long-term assets	1,580	1,136
Total assets	$150,736	$162,850
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$4,280	$3,827
Accrued liabilities	11,547	16,472
Income taxes payable	86	49
Deferred revenue	128	135
Short-term debt	7,803	3,176
Current lease liabilities	1,101	778
Total current liabilities	24,945	24,437
Deferred tax liability	79	87
Long-term lease liabilities	18,652	18,515
Long-term debt	29,393	34,002
Total liabilities	73,069	77,041
Stockholders' equity
Common stock	40	40
Additional paid-in capital	557,428	551,211
Accumulated other comprehensive income	2,202	2,113
Accumulated deficit	(482,003)	(467,555)
Total stockholders' equity	77,667	85,809
Total liabilities and stockholders' equity	$150,736	$162,850

Pulmonx Corporation
Reconciliation of Reported Revenue % Change to Constant Currency Revenue % Change
(in thousands, except percentages)
(Unaudited)

	Three Months Ended March 31,
	2025	2024	% Change	FX Impact %	Constant Currency % Change
United States	$14,221	$12,869	10.5%	—%	10.5%
International	8,317	5,985	39.0%	(3.6)%	42.6%
Total	$22,538	$18,854	19.5%	(1.2)%	20.7%

Pulmonx Corporation
Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
GAAP Net loss	$(14,448)	$(13,749)
Depreciation and amortization	278	423
Stock-based compensation	5,612	5,673
Interest (income)/expense, net	(83)	(558)
Provision for income taxes	135	186
Adjusted EBITDA	$(8,506)	$(8,025)